United States
Securities and Exchange Commission
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 23, 2009

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices)

(775) 448-7777
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           International Game Technology (the “Company”) has entered into Executive Transition Agreements (the “Transition Agreements”) with Patrick W. Cavanaugh, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and David D. Johnson, the Company’s Executive Vice President, General Counsel and Secretary (the “Executives”).  The Transition Agreements are effective as of October 23, 2009.  Pursuant to the Transition Agreements, if an Executive is terminated by the Company without “cause,” the Executive terminates his employment for “good reason,” then the Executive will receive the following severance benefits:

•	the unpaid amount of the Executive’s previously earned base salary and, if applicable, the bonus earned in the preceding year;

•	the pro rata portion of the Executive’s target bonus opportunity for the year in which his termination occurs;

•	a severance payment equal to the Executive’s highest annual salary during the two years prior to his termination;

•	accelerated vesting of any outstanding equity incentive awards that would have been earned had the Executive’s employment continued for an additional year; and

•	continuing medical benefits under Consolidated Omnibus Budget Reconciliation Act (COBRA).

A copy of Mr. Cavanaugh’s Transition Agreement is attached hereto as Exhibit 10.1.

A copy of Mr. Johnson’s Transition Agreement is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

10.1	Executive Transition Agreement, dated to be effective October 23, 2009, between International Game Technology and Patrick W. Cavanaugh.

10.2	Executive Transition Agreement, dated to be effective October 23, 2009, between International Game Technology and David D. Johnson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: December 23, 2009	By:	/s/ J. Kenneth Creighton
J. Kenneth Creighton Vice President Corporate Law Department and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Executive Transition Agreement, dated to be effective October 23, 2009, between International Game Technology and Patrick W. Cavanaugh.

10.2	Executive Transition Agreement, dated to be effective October 23, 2009, between International Game Technology and David D. Johnson.